UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 5, 2009

MediaNet Group Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 W. Copans Road, Suite 710, Margate, Florida 33063

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (954) 974-5818

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

(a) The Board of Directors of MediaNet Group Technologies, Inc. has authorized a debt financing for a minimum of $100,000 and a maximum of $300,000. As of January 5, 2009, the Company executed promissory notes with 4 investors in the aggregate principal amount of $100,000. Each Note bears interest at the rate of 11% per annum and both principal and interest are due on July 29, 2009.

(b) The Notes carry a convertibility provision that the Lender, at its sole discretion, may accept repayment in cash or in the Company’s shares of common stock at $0.16 per share.

(c) The Company will issue Warrants to the Lenders on the basis of four warrants for each dollar represented by the Note, i.e. 100,000 warrants for each $25,000 loan. The warrants are of two year duration and are exercisable at $0.25 per share.

(d) The exemption from registration provided by Section 4(2) of the Securities Act of 1933 was relied upon by the Company as the securities were acquired for investment purposes only.

(e) The proceeds received were used for working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MediaNet Group Technologies, Inc.

Dated: January 6, 2009

By:	/s/ Martin A. Berns

Martin A. Berns

President and CEO